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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     March 13, 1998
                                                 -------------------------------

                             EPL Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

         Colorado                    0 - 28444                  84-0990658
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(State or other jurisdiction        (Commission               (IRS Employer
   of incorporation)                 File Number)           Identification No.)

 2 International Plaza, Suite 245, Philadelphia, PA              19113
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   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code    (610) 521-4400
                                                  ------------------------------

                       Not Applicable
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     (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS

     On March 13, 1998, EPL Technologies, Inc. ("EPL") announced the execution of an agreement with American National Can Company ("ANC") to create a joint venture company, to be named ANC-Respire L.L.C. ("ANC-RESPIRE").

     Under this agreement, which is subject to extension beyond its initial three-year term or earlier termination, it is expected that ANC-Respire will develop, manufacture, market, promote and sell variety-specific, proprietary and other packaging products to the fresh produce industry under the new ANC-Respire brand name. EPL and ANC will have equal ownership interests in the venture and intend to introduce perforated film into the fresh produce market as the first of a broad range of products designed to capitalize on the combined expertise of EPL and ANC.







ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS


     a)          Not Applicable

     b)          Not Applicable

     c)          Exhibits

                 99.1 Press Release dated March 13, 1998 in relation to the joint venture agreement between EPL Technologies, Inc. and American National Can Company.

                 99.2 Agreement between EPL Technologies, Inc. and American National Can Company to form a joint venture company, ANC-Respire L.L.C.

                 99.3    Operating Agreement of ANC-Respire L.L.C.



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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : March 30, 1998                                    EPL Technologies, Inc.


                                                     By:  /s/Paul L. Devine
                                                          ----------------------
                                                          Paul L. Devine
                                                          Chairman and President